UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

CULLEN AGRICULTURAL HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1193 Seven Oaks Rd., Waynesboro, GA	30830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2013, Cullen Agricultural Holding Corp. (“Cullen”) agreed to provide a loan in the amount of $600,000 to an operating company (the “Borrower”) with which Cullen has been engaged in discussions regarding a potential acquisition. The loan shall be evidenced by a promissory note issued from the Borrower to Cullen, bearing an interest rate of 6% per annum and maturing on August 31, 2014. Cullen has the option until December 2, 2013, to make an additional loan of $600,000 on the same terms as the initial loan. However, should Cullen decline to loan the additional funds, the interest rate of the initial loan will increase to 12% per annum.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2013

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul N. Vassilakos
	Name:	Paul N. Vassilakos
	Title:	Chief Executive Officer

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